Exhibit 99.1

AnalogicTech Reports Financial Results for the

Fourth Quarter and Fiscal Year 2010

Santa Clara, CA – February 3, 2011 – Advanced Analogic Technologies, Inc. (AnalogicTech,™ Nasdaq: AATI), an analog semiconductor company focused on powering innovative solutions in consumer electronics, computing, and communications markets, today reported financial results for the fourth quarter and fiscal year ended December 31, 2010.

Net revenue for the fourth quarter of 2010 was $24.0 million, an increase of 15.2% over net revenue of $20.8 million for the fourth quarter of 2009, and a decrease of 3.9% from net revenue of $25.0 million for the third quarter of 2010. Net revenue for the fiscal year ended December 31, 2010, was $94.1 million, up 8.7% from net revenue of $86.5 million for 2009.

In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the fourth quarter of 2010 was $3.3 million, or $0.08 per diluted share. This compares to a GAAP net loss of $4.0 million, or $0.09 per diluted share, for the fourth quarter of 2009 and a GAAP net loss of $1.3 million, or $0.03 per diluted share, for the third quarter of 2010. The results for the third quarter of 2010 included a one-time tax benefit of $3.4 million as a result of a settlement with the IRS for the 2005 and 2006 tax years. Net loss for fiscal year 2010 was $12.8 million, or $0.30 per diluted share, compared to net loss of $12.7 million, or $0.29 per diluted share, for fiscal year 2009.

On a non-GAAP basis, net loss for the fourth quarter of 2010 was $1.8 million, or $0.04 per diluted share. This compares to a non-GAAP net loss of $2.0 million, or $0.05 per diluted share, for the fourth quarter of 2009, and a non-GAAP net loss of $2.4 million, or $0.06 per diluted share, for the third quarter of 2010.

Non-GAAP net loss for fiscal year 2010 was $9.7 million, or $0.23 per diluted share, compared to non-GAAP net loss of $5.4 million, or $0.13 per diluted share, for fiscal year 2009.

Please refer to the tables below for a reconciliation between GAAP and non-GAAP financial measures.

© Advanced Analogic Technologies Incorporated	Page 1

AnalogicTech reported gross profit of 42.8% for the fourth quarter of 2010, compared to 47.6% for the fourth quarter of 2009 and 43.5% for the third quarter of 2010. Non-GAAP gross profit was 43.1% for the fourth quarter of 2010, compared to 48.1% for the fourth quarter of 2009 and 44.2% for the third quarter of 2010. The Company ended the quarter with $87.4 million in cash, cash equivalents, and short-term investments.

“Our fourth quarter results were in line with expectations,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “Our product momentum continued with significant design-in and design-win activities in the fourth quarter. We experienced continued strong interest in our products across our end markets, including newer segments such as large screen LCD TVs, low-power computing, handheld devices and, our newest market segment, GreenPower. We are encouraged by the promising market opportunities in these new segments and believe we are well positioned to capture future growth.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the first quarter of 2011, AnalogicTech estimates net revenue in the range of $21 million to $23 million, and a net loss in the range of $0.09 to $0.07 per diluted share on a GAAP basis. The first quarter 2011 estimates include pre-tax quarterly stock-based compensation expense of approximately $1.1 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net loss, gross profit and net loss per diluted share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net loss, gross profit and loss per diluted share is included in the tables below.

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The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Conference Call Details

The AnalogicTech fourth quarter and fiscal year 2010 teleconference and webcast is scheduled to begin at 5:30 p.m. Eastern Time on Thursday, February 3, 2011. To participate in the live call, analysts and investors should dial 877-941-8416 or 480-629-9808 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through February 10, 2011, by dialing 800-406-7325 and entering the passcode 4406383#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3030 and entering the passcode 4406383#.

# # #

For More Information
Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies, Inc. (AATI) develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, and netbooks/notebooks, as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com. (AnalogicTech - F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations.

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Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

© Advanced Analogic Technologies Incorporated	Page 4

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Dec. 31, 2010	Dec. 31 2009 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$37,158	$36,120
Short-term investments	50,245	65,883

Total cash, cash equivalents and short term investments	87,403	102,003
Accounts receivable, net of allowances	13,629	9,348
Inventories	11,390	7,234
Prepaid expenses and other current assets	1,803	4,291

Total current assets	114,225	122,876
Property and equipment, net	5,061	4,607
Other assets	3,182	3,110
Deferred income taxes	188	318
Intangible assets, net	50	117
Goodwill	16,116	16,116

TOTAL ASSETS	$138,822	$147,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$9,315	$6,614
Accrued liabilities	4,481	3,726
Income tax payable	146	114

Total current liabilities	13,942	10,454
Long-term income tax payable	2,221	4,365
Other long-term liabilities	297	275

Total liabilities	16,460	15,094

Total stockholders’ equity	122,362	132,050

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$138,822	$147,144

*	Amounts as of December 31, 2009 were derived from the December 31, 2009 audited consolidated financial statements included in our Form 10-K.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Three Months Ended	Years Ended
	Dec. 31, 2010	Dec. 31, 2009	Sep. 30, 2010	Dec. 31, 2010	Dec. 31, 2009
NET REVENUE	$24,015	$20,845	$24,982	$94,061	$86,512
Cost of revenue	13,725	10,923	14,111	51,760	44,686

GROSS PROFIT	10,290	9,922	10,871	42,301	41,826

OPERATING EXPENSES:
Research and development	6,709	7,149	8,679	30,326	27,468
Sales, general and administrative	6,237	6,085	6,546	25,053	24,132
Patent litigation	125	1,346	41	1,495	3,045

Total operating expenses	13,071	14,580	15,266	56,874	54,645

LOSS FROM OPERATIONS	(2,781)	(4,658)	(4,395)	(14,573)	(12,819)

INTEREST AND OTHER INCOME (EXPENSE), NET	(2)	106	(12)	70	915

LOSS BEFORE INCOME TAXES	(2,783)	(4,552)	(4,407)	(14,503)	(11,904)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	561	(592)	(3,114)	(1,751)	769

NET LOSS	$(3,344)	$(3,960)	$(1,293)	$(12,752)	$(12,673)

NET LOSS PER SHARE:
Basic	$(0.08)	$(0.09)	$(0.03)	$(0.30)	$(0.29)

Diluted	$(0.08)	$(0.09)	$(0.03)	$(0.30)	$(0.29)

WEIGHTED AVERAGE SHARES USED IN
NET LOSS PER SHARE CALCULATION:
Basic	42,252	42,947	42,156	42,561	42,973

Diluted	42,252	42,947	42,156	42,561	42,973

Note: Stock-based compensation expense recorded in each expense classification above is as follows:

Cost of revenue	$68	$83	$120	$325	$309
Research and development	469	963	832	2,438	3,163
Sales, general and administrative	688	942	825	2,813	3,456

	$1,225	$1,988	$1,777	$5,576	$6,928

Financial Summary (Non-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Three Months Ended	Years Ended
GAAP TO NON-GAAP RECONCILIATION	Dec. 31,	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,
	2010	2009	2010	2010	2009
GROSS PROFIT:

GAAP GROSS PROFIT	$10,290	$9,922	$10,871	$42,301	$41,826
GAAP GROSS PROFIT %	42.8%	47.6%	43.5%	45.0%	48.3%
Amortization of acquired intangibles	—	18	—	—	176
Stock-based compensation	68	83	120	325	309
Restructuring and other severance expenses	—	—	49	49	—
NON-GAAP GROSS PROFIT	10,358	10,023	11,040	42,675	42,311
NON-GAAP GROSS PROFIT %	43.1%	48.1%	44.2%	45.4%	48.9%

NET LOSS:

NET LOSS ON GAAP BASIS:	$(3,344)	$(3,960)	$(1,293)	$(12,752)	$(12,673)
Reserve release due to settlement of an IRS audit	—	—	(3,407)	(3,407)	—
Foreign tax reserve adjustment	304	—	—	304	—
Stock-based compensation	1,225	1,988	1,777	5,576	6,928
Amortization of acquired intangibles	—	21	—	—	212
Restructuring and other severance expenses	—	—	532	532	127
Associated tax effects of above adjustments	(236)	(359)	(527)	(1,216)	(1,324)
Deferred tax asset valuation allowance	236	359	527	1,216	1,281

Total adjustments	1,529	2,009	(1,098)	3,005	7,224

NET LOSS ON NON-GAAP BASIS:	$(1,815)	$(1,951)	$(2,391)	$(9,747)	$(5,449)

EPS:

GAAP EPS, DILUTED	$(0.08)	$(0.09)	$(0.03)	$(0.30)	$(0.29)
NON-GAAP EPS, DILUTED	$(0.04)	$(0.05)	$(0.06)	$(0.23)	$(0.13)

Weighted average shares used to calculate Non-GAAP diluted EPS:	42,252	42,947	42,156	42,561	42,973